Press Release

FOR IMMEDIATE RELEASE

Contact: Sandra Novick
             Director of Marketing
             (631) 537-1001, ext. 263

BRIDGE BANCORP, INC. REPORTS

FIRST QUARTER 2004 EARNINGS

(Bridgehampton, NY — April 16, 2004) Bridge Bancorp, Inc. (the “Company”) (NASDAQ/OTCBB: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), today reported earnings for the first quarter of 2004. Net income for the three months ended March 31, 2004 increased 3.4% totaling $2,625,000 compared to earnings of $2,538,000 for the same period last year. Diluted earnings per share for the first quarter 2004 increased 1.6% over the first quarter of 2003, to $0.62 from $0.61 per diluted share.

Thomas J. Tobin, President and Chief Executive Officer of Bridge Bancorp, Inc. commented on the Company’s results, “Although our net interest margin continued its decline to 5.1% for the first quarter of 2004 as compared to 5.6% in the first quarter of 2003, our financial performance remained steady as we closed out the first quarter. Substantial incoming cash flows were reinvested into lower yielding assets compared to those running off the balance sheet. Growth in our balance sheet was the primary contributor to an increase in our net interest income of 1.8% or $105,000. Although this increase in the net interest income is modest over the prior year first quarter, it confirms our ability to manage the balance sheet and maintain a respectable return in this historically low interest rate environment. We anticipate that our balance sheet will benefit from asset sensitivity in the long term. However further reductions in the net interest margin are projected to continue pressuring short term earnings. During the first quarter of 2004, net gains recognized on sales of securities were $621,000 as compared to net gains recognized on sales of securities of $634,000 in the first quarter of 2003.

Mr. Tobin continued, “Strong loan and deposit growth contributed to our ability to grow net income. Total loans increased 13.8% and total deposits increased 8.8%, including growth of 15.3% in demand deposits, at March 31, 2004 as compared to March 31, 2003. At March 31, 2004 total assets increased 9.8% over March 31, 2003 to $525,096,000, including 9.3% growth in investment securities. Credit

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quality of both the loan and investment portfolios remains strong through the first quarter of 2004. Our commitment to conservative asset management strategies include prudent underwriting and reasonable pricing in our loan portfolio, limiting extension risk for short term yields in our securities portfolio, and sound investment in fixed assets, which we believe positions the Company for future growth.”

The Bridgehampton National Bank is the oldest independent commercial bank headquartered on the South Fork of Long Island. The Bank operates retail branches in Bridgehampton, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, and Southold. The Bridgehampton National Bank is locally directed and managed and is a member of the Independent Bankers Association of America, the Independent Bankers Association of New York State and the Federal Deposit Insurance Corporation. Bridgehampton National Bank is an Equal Housing Lender and an Equal Opportunity Employer.

Attached to this release are selected financial highlights for the quarter.

This press release may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimates,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including with respect to earnings growth [on both accounting principles generally accepted in the United States of America (“GAAP”) and cash basis]; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, prevailing economic conditions, legislative and regulatory changes, monetary and fiscal policies of the federal government, changes in tax policies, rates and regulations of federal, state and local tax authorities, changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality and composition of the Bank’s loan and investment portfolios, changes in management’s business strategies, changes in accounting principles, policies or guidelines, changes in real estate values and other economic, competitive, governmental, regulatory and technological factors affecting the Bank’s operations, markets, products, services and prices. The forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Condition (unaudited)
(In thousands)

                                                                                 March 31,       December 31,             March 31,
                                                                                     2004              2003                  2003
                                                                     --------------------------------------------------------------
  ASSETS
  Cash and cash equivalents                                                      $ 13,657           $ 13,039              $ 21,743
  Investment in debt and equity securities, net:
    Securities available for sale, at fair value                                  195,982            195,341               183,068
    Securities held to maturity                                                    12,655             14,396                 7,738
  Loans                                                                           288,827            273,188               253,879
  Less:  Allowance for loan losses                                                 (2,143)            (2,144)               (2,231)
  Loans, net                                                                      286,684            271,044               251,648
  Banking premises and equipment, net                                              11,571             11,623                 9,684
  Accrued interest receivable and other assets                                      4,547              6,170                 4,267
                                                                     --------------------------------------------------------------
             Total Assets                                                        $525,096           $511,613              $478,148
                                                                     ==============================================================

  LIABILITIES AND STOCKHOLDERS' EQUITY
  Demand deposits                                                                $142,035           $159,405              $123,218
  Savings, N.O.W. and money market deposits                                       256,727            229,847               248,013
  Certificates of deposit of $100,000 or more and other time deposits              71,806             67,907                61,088
  Overnight borrowings                                                              4,500              5,900                     -
  Other liabilities and accrued expenses                                            4,746              5,760                 4,619
  Total Stockholders' Equity                                                       45,282             42,794                41,210
                                                                     --------------------------------------------------------------
             Total Liabilities and Stockholders' Equity                          $525,096           $511,613              $478,148
                                                                     ==============================================================

BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Income (unaudited)
(In thousands, except share and per share amounts)

Three months ended March 31,                                                         2004               2003
------------------------------------------------------------------------------------------------------------
Interest income                                                                    $6,443             $6,568
Interest expense                                                                      539                769
                                                                     ----------------------------------------
Net interest income                                                                 5,904              5,799
Provision for loan losses                                                               -                  -
                                                                     ----------------------------------------
Net interest income after  provision for loan losses                                5,904              5,799

Other income                                                                          970                848
Net security gains                                                                    621                634
Other expenses                                                                      3,403              3,289
                                                                     ----------------------------------------
Income before income taxes                                                          4,092              3,992

Provision for income taxes                                                          1,467              1,454
                                                                     ----------------------------------------
Net income                                                                         $2,625             $2,538
                                                                     ========================================
Basic earnings per share                                                           $ 0.63             $ 0.62
                                                                     ========================================
Diluted earnings per share                                                         $ 0.62             $ 0.61
                                                                     ========================================
Weighted average common shares                                                  4,160,778          4,122,045
                                                                     ========================================
Weighted average common and common equivalent shares                            4,203,919          4,148,745
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